November 17, 2006

Columbus Acquisition Corp.
590 Madison Avenue
New York, New York 10022

Ladenburg Thalmann & Co. Inc.
153 East 53rd Street, 49th Floor
New York, New York 10022

Re:	Initial Public Offering

Gentlemen:

The undersigned stockholder of Columbus Acquisition Corp. (“Company”), in consideration of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 13 hereof):

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote all Insider Shares owned by it in accordance with the majority of the votes cast by the holders of the IPO Shares.

2. In the event that the Company fails to consummate a Business Combination within 24 months from the effective date (“Effective Date”) of the registration statement relating to the IPO, the undersigned will vote all Insider Shares in favor of the Company’s decision to liquidate. The undersigned and each member or controlling person thereof (each, a “Control Person”) hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund (as defined in the Letter of Intent) and any remaining net assets of the Company as a result of such liquidation with respect to all Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever.

3. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to Ladenburg that the business combination is fair to the Company’s stockholders from a financial perspective.

4. Neither the undersigned, any Control Person, any member of the family of any member of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, Renova U.S. Management LLC (“Related Party”), shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party’s overhead, to compensate it for the Company’s use of Related Party’s offices, utilities and personnel. The undersigned shall also be entitled to reimbursement from the Company for its out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

5. Neither the undersigned, any Control Person, any member of the family of any member of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any Control Person, any member of the family of any member of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6. The undersigned will escrow all of its Insider Shares acquired prior to the IPO until one year after the Company consummates a Business Combination, subject to the terms of a Stock Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

7. The undersigned will escrow all of the Insider Warrants acquired by it privately from the Company simultaneously with the consummation of the IPO until 30 days after the Company consummates a Business Combination, subject to the terms of a Warrant Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company.

8. The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

9. The undersigned hereby waives its right to exercise conversion rights with respect to any shares of the Company’s common stock owned or to be owned by the undersigned, directly or indirectly, and agrees that it will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

10. The undersigned hereby agrees to not vote in favor of an amendment to the Company’s Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation, should such a proposal be put before stockholders. This paragraph may not be modified or amended under any circumstances.

11. In the event that the Company does not consummate a Business Combination and must liquidate and its remaining net assets are insufficient to complete such liquidation, the undersigned agrees to advance such funds necessary to complete such liquidation and agrees not to seek repayment for such expenses.

12. This letter agreement shall be governed by and construed and enforced in accor-dance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

13. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company acquired by an Insider prior to the IPO or privately from the Company simultaneously with the IPO; (iv) “Insider Warrants” shall mean the warrants being purchased in a private placement transaction simultaneously with the consummation of the IPO; and (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

[Signature page follows]

COLUMBUS ACQUISITION HOLDINGS LLC

/s/ Andrew Intrater
Name: Andrew Intrater
Title: Manager